Exhibit 99.1
FOR IMMEDIATE RELEASE
Qualcomm Contact:
John Gilbert
Vice President of Investor and Industry Analyst Relations
1-858-658-4813 (ph) 1-858-651-9303 (fax)
e-mail: ir@qualcomm.com
Qualcomm Announces Third Quarter Fiscal 2008 Results
Revenues $2.8 Billion, EPS $0.45
Pro Forma EPS $0.55
SAN DIEGO — July 23, 2008 — Qualcomm Incorporated (Nasdaq: QCOM) today announced results for the third fiscal quarter of 2008 ended June 29, 2008.
Qualcomm’s third quarter fiscal 2008 earnings conference call has been re-scheduled to Thursday, July 24, 2008, beginning at 8:00 a.m. Eastern Daylight Time (5:00 a.m. Pacific Daylight Time). Conference call details are included herein.
Total Qualcomm (GAAP) Third Quarter Results
Total Qualcomm results are reported in accordance with generally accepted accounting principles (GAAP).
•	Revenues: $2.8 billion, up 19 percent year-over-year and 6 percent sequentially.

•	Net income: $748 million, down 6 percent year-over-year and 2 percent sequentially.

•	Diluted earnings per share: $0.45, down 4 percent year-over-year and sequentially.

•	Effective tax rate: 15 percent for the quarter. Fiscal 2008 estimated tax rate of approximately 16 percent.

•	Estimated share-based compensation: $94 million, net of tax, up 24 percent year-over-year and 7 percent sequentially.

•	Operating cash flow: $739 million, down 25 percent year-over-year; 27 percent of revenues.

•	Return of capital to stockholders: $261 million, or $0.16 per share, of cash dividends paid.
Qualcomm Pro Forma Third Quarter Results
Pro forma results exclude the Qualcomm Strategic Initiatives (QSI) segment, certain estimated share-based compensation, certain tax items related to prior years and acquired in-process research and development (R&D) expense.
•	Revenues: $2.8 billion, up 19 percent year-over-year and 6 percent sequentially.

•	Net income: $915 million, down 2 percent year-over-year and up 2 percent sequentially.
-more-

Qualcomm Announces Third Quarter Fiscal 2008 Results	Page 2 of 15
•	Diluted earnings per share: $0.55, even year-over-year and up 2 percent sequentially; excludes $0.04 loss per share attributable to the QSI segment, $0.06 loss per share attributable to certain estimated share-based compensation and $0.01 loss per share attributable to acquired in-process R&D. (The sum of pro forma earnings per share and items excluded do not equal total Qualcomm (GAAP) earnings per share due to rounding.)

•	Effective tax rate: 18 percent for the quarter. Fiscal 2008 estimated tax rate of approximately 19 percent.

•	Free cash flow: $844 million, down 14 percent year-over-year; 31 percent of revenues (defined as net cash from operating activities less capital expenditures).
Detailed reconciliations between total Qualcomm (GAAP) results and cash flow and Qualcomm pro forma results and cash flow are included at the end of this news release. Prior period reconciliations are presented on Qualcomm’s Investor Relations web page at www.qualcomm.com.
“We are pleased to report another strong quarter as the migration to 3G-enabled products continues to accelerate,” said Dr. Paul E. Jacobs, chief executive officer of Qualcomm. “We delivered record revenues, up 19 percent year-over-year, and our pro forma earnings per share were at the high end of our prior estimate.
“I am also pleased to announce that we have reached a settlement agreement with Nokia that resolves all litigation between the companies and will allow both of us to focus our efforts on driving the global 3G and 4G markets forward. In addition to providing an up-front royalty payment and other benefits, Qualcomm will also receive on-going royalties for all CDMA standards, as well as single-mode OFDMA. I look forward to providing our updated guidance tomorrow morning.”
Cash and Marketable Securities
Qualcomm’s cash, cash equivalents and marketable securities totaled approximately $11.2 billion at the end of the third quarter of fiscal 2008, compared to $10.6 billion at the end of the second quarter of fiscal 2008 and $12.3 billion a year ago. On July 16, 2008, we announced a cash dividend of $0.16 per share payable on September 26, 2008 to stockholders of record at the close of business on August 29, 2008.

Qualcomm Announces Third Quarter Fiscal 2008 Results	Page 3 of 15
Estimated Share-Based Compensation
Total Qualcomm (GAAP) net income for the third quarter of fiscal 2008 included estimated share-based compensation, net of tax, of $94 million, or $0.06 per diluted share. This compares to $76 million, or $0.04 per diluted share, in the prior year quarter.
Research and Development

		Estimated
	Qualcomm Pro	Share-Based	In-Process		Total Qualcomm
($ in millions)	Forma	Compensation	R&D	QSI	(GAAP)
Third quarter fiscal 2008	$495	$64	$13	$24	$596
As a % of revenue	18%			N/M	22%
Third quarter fiscal 2007	$385	$50	$—	$19	$454
As a % of revenue	17%				20%
Year-over-year change ($)	29%	28%		26%	31%

N/M — Not Meaningful
Pro forma R&D expenses increased 29 percent year-over-year, primarily due to an increase in costs related to the development of integrated circuit products, next-generation CDMA and OFDMA technologies, the expansion of our intellectual property portfolio and other initiatives to support the acceleration of advanced wireless products and services, including lower-cost devices, the integration of wireless technologies with consumer electronics and computing, the convergence of multiband, multimode, multinetwork products and technologies, third-party operating systems and services platforms. QSI R&D expenses were related to MediaFLO USA.
Selling, General and Administrative

		Estimated
	Qualcomm Pro	Share-Based		Total Qualcomm
($ in millions)	Forma	Compensation	QSI	(GAAP)
Third quarter fiscal 2008	$357	$65	$31	$453
As a % of revenue	13%		N/M	16%
Third quarter fiscal 2007	$307	$54	$40	$401
As a % of revenue	13%			17%
Year-over-year change ($)	16%	20%	(23%)	13%

Qualcomm Announces Third Quarter Fiscal 2008 Results	Page 4 of 15
Pro forma selling, general and administrative (SG&A) expenses increased 16 percent year-over-year, primarily attributable to an increase in certain professional fees, primarily related to patent activities, and employee-related expenses. QSI SG&A expenses were primarily related to MediaFLO USA.
Effective Income Tax Rate
Without the potential effect of our settlement with Nokia, our fiscal 2008 effective income tax rates are estimated to be 16 percent for total Qualcomm (GAAP) and 19 percent for Qualcomm pro forma. The third quarter total Qualcomm (GAAP) and Qualcomm pro forma effective tax rates of 15 percent and 18 percent, respectively, are lower than the estimated annual effective tax rates primarily due to the change in our estimate of foreign earnings taxed at less than the United States federal tax rate.
Qualcomm Strategic Initiatives
The QSI segment includes our strategic investments, including our MediaFLO USA subsidiary, and related income and expenses. Total Qualcomm (GAAP) results for the third quarter of fiscal 2008 included a $0.04 loss per share for the QSI segment. The third quarter of fiscal 2008 QSI results included $88 million in operating expenses, primarily related to MediaFLO USA.

Qualcomm Announces Third Quarter Fiscal 2008 Results	Page 5 of 15
Results of Business Segments (in millions, except per share data):

Third Quarter - Fiscal Year 2008
						Estimated			Total
				Reconciling	Qualcomm Pro	Share-Based	In-Process		Qualcomm
Segments	QCT	QTL	QWI	Items (1)	Forma	Compensation (2)	R&D	QSI (3)	(GAAP)
Revenues	$1,762	$803	$190	$3	$2,758	$—	$—	$4	$2,762
Change from prior year	29%	5%	(3%)	N/M	19%			N/M	19%
Change from prior quarter	9%	1%	(2%)	N/M	6%			100%	6%
EBT	$487	$670	$(1)	$(40)	$1,116	$(139)	$(13)	$(82)	$882
Change from prior year	11%	0%	N/M	N/M	(5%)	(22%)	N/A	10%	(9%)
Change from prior quarter	14%	(2%)	N/M	N/M	2%	(7%)	N/A	(30%)	(3%)
EBT as a % of revenues	28%	83%	(1%)	N/M	40%	N/A	N/A	N/M	32%
Net income (loss)					$915	$(94)	$(13)	$(60)	$748
Change from prior year					(2%)	(25%)	N/A	2%	(6%)
Change from prior quarter					2%	(7%)	N/A	(50%)	(2%)
Diluted EPS					$0.55	$(0.06)	$(0.01)	$(0.04)	$0.45
Change from prior year					0%	(50%)	N/A	0%	(4%)
Change from prior quarter					2%	(20%)	N/A	(100%)	(4%)
Diluted shares used					1,654	1,654	1,654	1,654	1,654

Second Quarter - Fiscal Year 2008
						Estimated		Total
				Reconciling	Qualcomm Pro	Share-Based		Qualcomm
Segments	QCT	QTL	QWI	Items (1)	Forma	Compensation (2)	QSI (3)	(GAAP)
Revenues	$1,620	$795	$194	$(5)	$2,604	$—	$2	$2,606
EBT	427	684	—	(12)	1,099	(130)	(63)	906
Net income (loss)					894	(88)	(40)	766
Diluted EPS					$0.54	$(0.05)	$(0.02)	$0.47
Diluted shares used					1,643	1,643	1,643	1,643

Third Quarter - Fiscal Year 2007
						Estimated		Total
				Reconciling	Qualcomm Pro	Share-Based		Qualcomm
Segments	QCT	QTL	QWI	Items (1)	Forma	Compensation (2)	QSI (3)	(GAAP)
Revenues	$1,367	$766	$196	$(4)	$2,325	$—	$—	$2,325
EBT	439	668	18	52	1,177	(114)	(91)	972
Net income (loss)					934	(75)	(61)	798
Diluted EPS					$0.55	$(0.04)	$(0.04)	$0.47
Diluted shares used					1,704	1,704	1,704	1,704

Fourth Quarter - Fiscal Year 2007
						Estimated			Total
				Reconciling	Qualcomm Pro	Share-Based	Tax Items		Qualcomm
Segments	QCT	QTL	QWI	Items (1)	Forma	Compensation (2)	(4)	QSI (3)	(GAAP)
Revenues	$1,419	$647	$245	$(6)	$2,305	$—	$—	$1	$2,306
EBT	424	537	31	137	1,129	(117)	—	(64)	948
Net income (loss)					911	(77)	331	(34)	1,131
Diluted EPS					$0.54	$(0.05)	$0.20	$(0.02)	$0.67
Diluted shares used					1,689	1,689	1,689	1,689	1,689

Twelve Months - Fiscal Year 2007
						Estimated				Total
				Reconciling	Qualcomm Pro	Share-Based	Tax Items	In-Process		Qualcomm
Segments	QCT	QTL	QWI	Items (1)	Forma	Compensation (2)	(4)	R&D	QSI	(GAAP)
Revenues	$5,275	$2,772	$828	$(5)	$8,870	$—	$—	$—	$1	$8,871
EBT	1,547	2,340	88	388	4,363	(487)	—	(10)	(240)	3,626
Net income (loss)					3,406	(321)	364	(9)	(137)	3,303
Diluted EPS					$2.01	$(0.19)	$0.22	$(0.01)	$(0.08)	$1.95
Diluted shares used					1,693	1,693	1,693	1,693	1,693	1,693

Nine Months - Fiscal Year 2008
						Estimated			Total
				Reconciling	Qualcomm Pro	Share-Based	In-Process		Qualcomm
Segments	QCT	QTL	QWI	Items (1)	Forma	Compensation (2)	R&D	QSI (3)	(GAAP)
Revenues	$4,956	$2,248	$595	$2	$7,801	$—	$—	$7	$7,808
Change from prior year	29%	6%	2%	N/M	19%			N/M	19%
EBT	$1,383	$1,895	$23	$25	$3,326	$(394)	$(14)	$(200)	$2,718
Change from prior year	23%	5%	(60%)	N/M	3%	(6%)	(40%)	(14%)	1%
Net income (loss)					$2,682	$(267)	$(13)	$(120)	$2,282
Change from prior year					8%	(9%)	(44%)	(17%)	5%
Diluted EPS					$1.62	$(0.16)	$(0.01)	$(0.07)	$1.38
Change from prior year					10%	(14%)	0%	(17%)	8%
Diluted shares used					1,654	1,654	1,654	1,654	1,654

Nine Months - Fiscal Year 2007
						Estimated				Total
				Reconciling	Qualcomm Pro	Share-Based		In-Process		Qualcomm
Segments	QCT	QTL	QWI	Items (1)	Forma	Compensation (2)	Tax Items	R&D	QSI (3)	(GAAP)
Revenues	$3,856	$2,125	$583	$1	$6,565	$—	$—	$—	$—	$6,565
EBT	1,123	1,803	58	250	3,234	(370)	—	(10)	(176)	2,678
Net income (loss)					2,494	(244)	33	(9)	(103)	2,171
Diluted EPS					$1.47	$(0.14)	$0.02	$(0.01)	$(0.06)	$1.28
Diluted shares used					1,694	1,694	1,694	1,694	1,694	1,694

Qualcomm Announces Third Quarter Fiscal 2008 Results	Page 6 of 15

(1)	Reconciling items related to revenues consist primarily of other nonreportable segment revenues less intersegment eliminations. Reconciling items related to earnings before taxes consist primarily of certain investment income, research and development expenses and marketing expenses that are not allocated to the segments for management reporting purposes, nonreportable segment results and the elimination of intersegment profit.

(2)	Certain share-based compensation is included in operating expenses as part of employee-related costs but is not allocated to the Company’s segments as such costs are not considered relevant by management in evaluating segment performance.

(3)	At fiscal year-end, the sum of the quarterly tax provisions for each column, including QSI, equals the annual tax provisions for each column computed in accordance with GAAP. In interim quarters, the tax provision for the QSI operating segment is computed by subtracting the tax provision for Qualcomm pro forma, the tax items column and the tax provisions related to estimated share-based compensation and in-process R&D from the tax provision for total Qualcomm (GAAP).

(4)	During the fourth quarter of fiscal 2007, the Company recorded a $331 million tax benefit, or $0.20 diluted earnings per share, related to tax expense recorded in prior years resulting from the completion of tax audits during the fourth fiscal quarter. The fiscal 2007 Qualcomm pro forma results excluded this tax benefit attributable to prior years.
N/M — Not Meaningful
N/A — Not Applicable
Sums may not equal totals due to rounding.
Conference Call
Qualcomm’s third quarter fiscal 2008 earnings conference call will be broadcast live on July 24, 2008 beginning at 5:00 a.m. Pacific Daylight Time (PDT) on the Company’s web site at: www.qualcomm.com. This conference call may contain forward-looking financial information. The conference call will include a discussion of “non-GAAP financial measures” as that term is defined in Regulation G. The most directly comparable GAAP financial measures and information reconciling these non-GAAP financial measures to the Company’s financial results prepared in accordance with GAAP, as well as the other material financial and statistical information to be discussed in the conference call, will be posted on the Company’s Investor Relations web site at www.qualcomm.com immediately prior to commencement of the call. A taped audio replay will be available via telephone on July 24, 2008, beginning at approximately 6:00 a.m. PDT through August 23, 2008 at 9:00 p.m. PDT. To listen to the replay, U.S. callers may dial (800) 642-1687 and international callers may dial (706) 645-9291. U.S. and international callers should use reservation number 57610454. An audio replay of the conference call will be available on the Company’s web site at www.qualcomm.com for two weeks following the live call.
Editor’s Note: To view the web slides that accompany this earnings release and conference call, please go to the Qualcomm Investor Relations website at http://investor.qualcomm.com/results.cfm.
Qualcomm Incorporated (www.qualcomm.com) is a leader in developing and delivering innovative digital wireless communications products and services based on CDMA and other advanced technologies. Headquartered in San Diego, Calif., Qualcomm is included in the S&P

Qualcomm Announces Third Quarter Fiscal 2008 Results	Page 7 of 15
500 Index and is a 2008 FORTUNE 500® company traded on The Nasdaq Stock Market® under the ticker symbol QCOM.
Note Regarding Use of Non-GAAP Financial Measures
The Company presents pro forma financial information that is used by management (i) to evaluate, assess and benchmark the Company’s operating results on a consistent and comparable basis, (ii) to measure the performance and efficiency of the Company’s ongoing core operating businesses, including the Qualcomm CDMA Technologies, Qualcomm Technology Licensing and Qualcomm Wireless & Internet segments and (iii) to compare the performance and efficiency of these segments against each other and against competitors outside the Company. Pro forma measurements of the following financial data are used by the Company’s management: revenues, R&D expenses, SG&A expenses, total operating expenses, operating income, net investment income, income before income taxes, effective tax rate, net income, diluted earnings per share, operating cash flow and free cash flow. Management is able to assess what it believes is a more meaningful and comparable set of financial performance measures for the Company and its business segments by using pro forma information. As a result, management compensation decisions and the review of executive compensation by the Compensation Committee of the Board of Directors focus primarily on pro forma financial measures applicable to the Company and its business segments.
Pro forma information used by management excludes the QSI segment, certain estimated share-based compensation, certain tax items related to prior years and acquired in-process R&D. The QSI segment is excluded because the Company expects to exit its strategic investments at various times, and the effects of fluctuations in the value of such investments are viewed by management as unrelated to the Company’s operational performance. Estimated share-based compensation, other than amounts related to share-based awards granted under a bonus program that may result in the issuance of unrestricted shares of the Company’s common stock, is excluded because management views the valuation of options and other share-based compensation as theoretical and unrelated to the Company’s operational performance. Further, share-based compensation is affected by factors that are subject to change, including the Company’s stock price, stock market volatility, expected option life, risk-free interest rates and expected dividend payouts in future years. Moreover, it is generally not an expense that requires or will require cash payment by the

Qualcomm Announces Third Quarter Fiscal 2008 Results	Page 8 of 15
Company. Certain tax items related to prior years are excluded in order to provide a clearer understanding of the Company’s ongoing tax rate and after tax earnings. Acquired in-process R&D is excluded because such expense is viewed by management as unrelated to the operating activities of the Company’s ongoing core businesses.
The Company presents free cash flow, defined as net cash provided by operating activities less capital expenditures, to facilitate an understanding of the amount of cash flow generated that is available to grow its business and to create long-term shareholder value. The Company believes that this presentation is useful in evaluating its operating performance and financial strength. In addition, management uses this measure to evaluate the Company’s performance, to value the Company and to compare its operating performance with other companies in the industry.
The non-GAAP pro forma financial information presented herein should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. In addition, “pro forma” is not a term defined by GAAP, and, as a result, the Company’s measure of pro forma results might be different than similarly titled measures used by other companies. Reconciliations between total Qualcomm (GAAP) results and Qualcomm pro forma results and between total Qualcomm (GAAP) cash flow and Qualcomm pro forma cash flow are presented herein.
Note Regarding Forward-Looking Statements
In addition to the historical information contained herein, this news release contains forward-looking statements that are subject to risks and uncertainties. Actual results may differ substantially from those referred to herein due to a number of factors, including but not limited to risks associated with: the rate of deployment of our technologies in wireless networks and of 3G wireless communications, equipment and services, including CDMA2000 1X, 1xEV-DO, WCDMA, HSPA and OFDMA both domestically and internationally; attacks on our business model, including results of current and future litigation and arbitration proceedings, as well as actions of governmental or quasi-governmental bodies, and the costs we incur in connection therewith, including potentially damaged relationships with customers and operators who may be impacted by the results of these proceedings; fluctuations in the demand for products, services or applications based on our technologies; our

Qualcomm Announces Third Quarter Fiscal 2008 Results	Page 9 of 15
dependence on major customers and licensees; foreign currency fluctuations; strategic loans, investments and transactions we have or may pursue; our dependence on third-party manufacturers and suppliers; our ability to maintain and improve operational efficiencies and profitability; the development, deployment and commercial acceptance of the MediaFLO USA network and FLO™ technology; as well as the other risks detailed from time-to-time in our SEC reports.
###
© 2008 Qualcomm Incorporated. All rights reserved. Qualcomm is a registered trademark of Qualcomm Incorporated. MediaFLO and FLO are trademarks of Qualcomm Incorporated. CDMA2000 is a registered trademark of the Telecommunications Industry Association. All other trademarks are the property of their respective owners.

Qualcomm Announces Third Quarter Fiscal 2008 Results	Page 10 of 15
Qualcomm Incorporated
CONSOLIDATED STATEMENTS OF OPERATIONS
This schedule is to assist the reader in reconciling from Qualcomm
Pro Forma results to Total Qualcomm (GAAP) results
(In millions, except per share data)
(Unaudited)

	Three Months Ended June 29, 2008
			Estimated				Total
	Qualcomm Pro		Share-Based		In-Process		Qualcomm
	Forma		Compensation		R&D	QSI	(GAAP)
Revenues:
Equipment and services	$1,863		$—		$—	$4	$1,867
Licensing and royalty fees	895		—		—	—	895

Total revenues	2,758		—		—	4	2,762

Operating expenses:
Cost of equipment and services revenues	846		10		—	33	889
Research and development	495		64		13	24	596
Selling, general and administrative	357		65		—	31	453

Total operating expenses	1,698		139		13	88	1,938

Operating income (loss)	1,060		(139)		(13)	(84)	824

Investment income, net	56	(a)	—		—	2 (b)	58

Income (loss) before income taxes	1,116		(139)		(13)	(82)	882
Income tax (expense) benefit	(201	)(c)	45		—	22 (d)	(134	)(c)

Net income (loss)	$915		$(94)		$(13)	$(60)	$748

Earnings (loss) per common share:
Diluted	$0.55		$(0.06)		$(0.01)	$(0.04)	$0.45

Shares used in per share calculations:
Diluted	1,654		1,654		1,654	1,654	1,654

Supplemental Financial Data:
Operating Cash Flow	$1,020		$(209	)(f)	$(13)	$(59)	$739
Operating Cash Flow as a % of Revenues	37%					N/M	27%
Free Cash Flow (e)	$844		$(209	)(f)	$(13)	$(438)	$184
Free Cash Flow as a % of Revenues	31%					N/M	7%

(a)	Included $105 million in interest and dividend income related to cash, cash equivalents and marketable securities, which were not part of the Company’s strategic investment portfolio, and $24 million in net realized gains on investments, partially offset by $71 million in other-than-temporary losses on investments and $2 million in interest expense.

(b)	Included $15 million in net realized gains on investments and $3 million interest and dividend income, partially offset by $12 million in other-than-temporary losses on investments, $2 million in equity in losses of investees and $2 million in interest expense.

(c)	The third quarter of fiscal 2008 effective tax rates were approximately 15% for total Qualcomm (GAAP) and approximately 18% for Qualcomm pro forma.

(d)	At fiscal year-end, the sum of the quarterly tax provisions for each column, including QSI, equals the annual tax provisions for each column computed in accordance with GAAP. In interim quarters, the tax provision for the QSI operating segment is computed by subtracting the tax provision for Qualcomm pro forma, the tax items column and the tax provisions related to estimated share-based compensation and in-process R&D from the tax provision for total Qualcomm (GAAP).

(e)	Free Cash Flow is calculated as net cash provided by operating activities less capital expenditures. Reconciliation of these amounts is included in the Reconciliation of Pro Forma Free Cash Flows to Total Qualcomm (GAAP) net cash provided by operating activities and other supplemental disclosures for the three months ended June 29, 2008, included herein.

(f)	Incremental tax benefits from stock options exercised during the period.

Qualcomm Announces Third Quarter Fiscal 2008 Results	Page 11 of 15
Qualcomm Incorporated
CONSOLIDATED STATEMENTS OF OPERATIONS
This schedule is to assist the reader in reconciling from Qualcomm
Pro Forma results to Total Qualcomm (GAAP) results
(In millions, except per share data)
(Unaudited)

	Nine Months Ended June 29, 2008
			Estimated				Total
	Qualcomm Pro		Share-Based		In-Process		Qualcomm
	Forma		Compensation (a)		R&D	QSI	(GAAP)
Revenues:
Equipment and services	$5,288		$—		$—	$7	$5,295
Licensing and royalty fees	2,513		—		—	—	2,513

Total revenues	7,801		—		—	7	7,808

Operating expenses:
Cost of equipment and services revenues	2,379		29		—	85	2,493
Research and development	1,397		182		14	67	1,660
Selling, general and administrative	1,000		183		—	78	1,261

Total operating expenses	4,776		394		14	230	5,414

Operating income (loss)	3,025		(394)		(14)	(223)	2,394

Investment income, net	301	(b)	—		—	23 (c)	324

Income (loss) before income taxes	3,326		(394)		(14)	(200)	2,718
Income tax (expense) benefit	(644	)(d)	127		1	80 (e)	(436	)(d)

Net income (loss)	$2,682		$(267)		$(13)	$(120)	$2,282

Earnings (loss) per common share:
Diluted	$1.62		$(0.16)		$(0.01)	$(0.07)	$1.38

Shares used in per share calculations:
Diluted	1,654		1,654		1,654	1,654	1,654

Supplemental Financial Data:
Operating Cash Flow	$3,090		$(310	)(g)	$(14)	$(199)	$2,567
Operating Cash Flow as a % of Revenue	40%					N/M	33%
Free Cash Flow (f)	$2,722		$(310	)(g)	$(14)	$(814)	$1,584
Free Cash Flow as a % of Revenue	35%					N/M	20%

(a)	Estimated share-based compensation presented above and excluded from pro forma results did not include $1 million, net of tax, related to share-based awards granted under a bonus program.

(b)	Included $374 million in interest and dividend income related to cash, cash equivalents and marketable securities, which were not part of the Company’s strategic investment portfolio, $108 million in net realized gains on investments and $6 million in gains on derivative instruments from put options related to our share repurchase program, partially offset by $175 million in other-than-temporary losses on investments and $12 million in interest expense.

(c)	Included $50 million in net realized gains on investments, $4 million in interest and dividend income and $1 million in equity in earnings of investees, partially offset by $27 million in other-than-temporary losses on investments and $5 million in interest expense.

(d)	The effective tax rates for the nine months ended June 29, 2008 were approximately 16% for total Qualcomm (GAAP) and approximately 19% for Qualcomm pro forma.

(e)	At fiscal year-end, the sum of the quarterly tax provisions for each column, including QSI, equals the annual tax provisions for each column computed in accordance with GAAP. In interim quarters, the tax provision for the QSI operating segment is computed by subtracting the tax provision for Qualcomm pro forma, the tax items column and the tax provisions related to estimated share-based compensation and in-process R&D from the tax provision for total Qualcomm (GAAP).

(f)	Free Cash Flow is calculated as net cash provided by operating activities less capital expenditures. Reconciliation of these amounts is included in the Reconciliation of Pro Forma Free Cash Flows to Total Qualcomm (GAAP) net cash provided by operating activities and other supplemental disclosures for the nine months ended June 29, 2008, included herein.

(g)	Incremental tax benefits from stock options exercised during the period.

Qualcomm Announces Third Quarter Fiscal 2008 Results	Page 12 of 15
Qualcomm Incorporated
Reconciliation of Pro Forma Free Cash Flows to
Total Qualcomm (GAAP) net cash provided by operating activities and other supplemental disclosures
(In millions)
(Unaudited)

	Three Months Ended June 29, 2008
		Estimated				Total
	Qualcomm	Share-Based		In-Process		Qualcomm
	Pro Forma	Compensation		R&D	QSI	(GAAP)

Net cash provided (used) by operating activities	$1,020	$(209	)(a)	$(13)	$(59)	$739
Less: capital expenditures	(176)	—		—	(379)	(555)

Free cash flow	$844	$(209)		$(13)	$(438)	$184

Other supplemental cash disclosures:
Cash transfers from QSI (1)	$30	$—		$—	$(30)	$—
Cash transfers to QSI (2)	(446)	—		—	446	—

Net cash transfers	$(416)	$—		$—	$416	$—

	Nine Months Ended June 29, 2008
		Estimated				Total
	Qualcomm	Share-Based		In-Process		Qualcomm
	Pro Forma	Compensation		R&D	QSI	(GAAP)

Net cash provided (used) by operating activities	$3,090	$(310	)(a)	$(14)	$(199)	$2,567
Less: capital expenditures (3)	(368)	—		—	(615)	(983)

Free cash flow	$2,722	$(310)		$(14)	$(814)	$1,584

Other supplemental cash disclosures:
Cash transfers from QSI (1)	$59	$—		$—	$(59)	$—
Cash transfers to QSI (2)	(842)	—		—	842	—

Net cash transfers	$(783)	$—		$—	$783	$—

(1)	Cash from sale of equity securities.

(2)	Funding for strategic debt and equity investments, capital expenditures and other QSI operating expenses.

(3)	Upon receipt of licenses from the FCC for additional 700 MHz spectrum for use in our MediaFLO USA business, the deposit made in the second quarter of fiscal 2008 of $195 million was reclassified from Qualcomm pro forma capital expenditures to QSI capital expenditures. The total license fee included in QSI capital expenditures for fiscal 2008 was $555 million.

	Three Months Ended July 1, 2007
		Estimated			Total
	Qualcomm	Share-Based			Qualcomm
	Pro Forma	Compensation		QSI	(GAAP)

Net cash provided (used) by operating activities	$1,122	$(80	)(a)	$(54)	$988
Less: capital expenditures	(145)	—		(12)	(157)

Free cash flow	$977	$(80)		$(66)	$831

	Nine Months Ended July 1, 2007
		Estimated				Total
	Qualcomm	Share-Based		In-Process		Qualcomm
	Pro Forma	Compensation		R&D	QSI	(GAAP)

Net cash provided (used) by operating activities	$3,116	$(199	)(a)	$(10)	$(139)	$2,768
Less: capital expenditures	(506)	—		—	(65)	(571)

Free cash flow	$2,610	$(199)		$(10)	$(204)	$2,197

(a)	Incremental tax benefits from stock options exercised during the period.

Qualcomm Announces Third Quarter Fiscal 2008 Results	Page 13 of 15
Qualcomm Incorporated
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except per share data)
(Unaudited)
ASSETS

	June 29,	September 30,
	2008	2007
Current assets:
Cash and cash equivalents	$2,970	$2,411
Marketable securities	3,644	4,170
Accounts receivable, net	917	715
Inventories	618	469
Deferred tax assets	358	435
Collateral held under securities lending	326	421
Other current assets	228	200

Total current assets	9,061	8,821
Marketable securities	4,567	5,234
Property, plant and equipment, net	1,912	1,788
Goodwill	1,520	1,325
Deferred tax assets	870	318
Other assets	1,667	1,009

Total assets	$19,597	$18,495

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$653	$635
Payroll and other benefits related liabilities	356	311
Unearned revenues	186	218
Income taxes payable	15	119
Obligations under securities lending	326	421
Other current liabilities	575	554

Total current liabilities	2,111	2,258
Unearned revenues	124	142
Income taxes payable	222	—
Other liabilities	314	260

Total liabilities	2,771	2,660

Stockholders’ equity:
Preferred stock, $0.0001 par value; issuable in series; 8 shares authorized; none outstanding at June 29, 2008 and September 30, 2007	—	—
Common stock, $0.0001 par value; 6,000 shares authorized; 1,640 and 1,646 shares issued and outstanding at June 29, 2008 and September 30, 2007, respectively	—	—
Paid-in capital	6,783	7,057
Retained earnings	10,104	8,541
Accumulated other comprehensive (loss) income	(61)	237

Total stockholders’ equity	16,826	15,835

Total liabilities and stockholders’ equity	$19,597	$18,495

Qualcomm Announces Third Quarter Fiscal 2008 Results	Page 14 of 15
Qualcomm Incorporated
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	June 29,	July 1,	June 29,	July 1,
	2008	2007	2008	2007

Revenues:
Equipment and services	$1,867	$1,484	$5,295	$4,196
Licensing and royalty fees	895	841	2,513	2,369

Total revenues	2,762	2,325	7,808	6,565

Operating expenses:
Cost of equipment and services revenues	889	688	2,493	1,956
Research and development	596	454	1,660	1,348
Selling, general and administrative	453	401	1,261	1,155

Total operating expenses	1,938	1,543	5,414	4,459

Operating income	824	782	2,394	2,106

Investment income, net	58	190	324	572

Income before income taxes	882	972	2,718	2,678
Income tax expense	(134)	(174)	(436)	(507)

Net income	$748	$798	$2,282	$2,171

Basic earnings per common share	$0.46	$0.48	$1.40	$1.31

Diluted earnings per common share	$0.45	$0.47	$1.38	$1.28

Shares used in per share calculations:
Basic	1,626	1,670	1,626	1,661

Diluted	1,654	1,704	1,654	1,694

Dividends per share paid	$0.16	$0.14	$0.44	$0.38

Dividends per share announced	$0.16	$0.14	$0.44	$0.38

Qualcomm Announces Third Quarter Fiscal 2008 Results	Page 15 of 15
Qualcomm Incorporated
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended		Nine Months Ended
	June 29,	July 1,	June 29,	July 1,
	2008	2007	2008	2007
Operating Activities:
Net income	$748	$798	$2,282	$2,171
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	117	99	336	283
Non-cash income tax expense	66	136	148	365
Non-cash portion of share-based compensation expense	138	114	393	371
Incremental tax benefits from stock options exercised	(209)	(80)	(310)	(199)
Net realized gains on marketable securities and other investments	(39)	(53)	(158)	(173)
Other-than-temporary losses on marketable securities and other investments	83	8	202	11
Other items, net	11	7	1	5
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable, net	(186)	(45)	(178)	(62)
Inventories	(7)	(49)	(142)	(147)
Other assets	(7)	10	35	(137)
Trade accounts payable	(24)	(7)	(4)	127
Payroll, benefits and other liabilities	78	68	12	69
Unearned revenues	(30)	(18)	(50)	84

Net cash provided by operating activities	739	988	2,567	2,768

Investing Activities:
Capital expenditures	(555)	(157)	(983)	(571)
Purchases of available-for-sale securities	(1,984)	(2,340)	(4,944)	(5,921)
Proceeds from sale of available-for-sale securities	1,559	1,909	5,548	6,254
Other investments and acquisitions, net of cash acquired	(8)	(3)	(283)	(230)
Change in collateral held under securities lending	8	(153)	95	(153)
Other items, net	4	12	30	13

Net cash used by investing activities	(976)	(732)	(537)	(608)

Financing Activities:
Proceeds from issuance of common stock	464	220	700	474
Incremental tax benefits from stock options exercised	209	80	310	199
Dividends paid	(261)	(234)	(716)	(632)
Repurchase and retirement of common stock	—	(129)	(1,670)	(264)
Proceeds from put options	—	17	—	17
Change in obligations under securities lending	(8)	153	(95)	153

Net cash provided (used) by financing activities	404	107	(1,471)	(53)

Effect of exchange rate changes on cash	—	—	—	2

Net increase in cash and cash equivalents	167	363	559	2,109
Cash and cash equivalents at beginning of period	2,803	3,353	2,411	1,607

Cash and cash equivalents at end of period	$2,970	$3,716	$2,970	$3,716